Exhibit 10.1

AMENDMENT NO. 2 TO PURCHASE AGREEMENT

This Amendment No. 2 (this “Amendment”), dated as of November 15, 2024, amends the Purchase Agreement, dated as of August 12, 2024 and first amended on August 30, 2024 (the “Agreement”) by and between ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD (the “Investor”), and SAFE AND GREEN DEVELOPMENT CORPORATION, a Delaware corporation (the “Company”). Capitalized terms used herein without definition shall have the meanings assigned in the Agreement.

WHEREAS, the parties desire to amend Sections 13.04 (b) and (c) of the Agreement to modify the Company’s obligation to issue Commitment Fee Shares to the Investor.

WHEREAS, the Company effected a reverse stock split at a ratio of one (1) to twenty (20) on October 8, 2024. All share and per share amounts presented in this Agreement have been retroactively adjusted to reflect the reverse stock split.

NOW THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree to amend the Agreement as follows:

1.	Amendment.

Sections 13.04(b) and (c) of the Agreement are hereby deleted in their entirety and replaced with the following:

“(b)	In consideration for the Investor’s execution and delivery of this Agreement, the Company shall issue or cause to be issued to the Investor, in two separate tranches, as a commitment fee, (i) with respect to the first tranche (“First Tranche”) (A) 46,250 Common Shares together with (B) a warrant, in the form annexed as Exhibit A hereto, to purchase 53,750 Common Shares, at an exercise price of $0. 20 per share, (the “First Tranche Warrant Shares” and together with the 46,250 Common Shares issued to Investor, the “Initial Commitment Fee Shares”) and (ii) with respect to the second tranche (“Second Tranche”), a pre-funded warrant, in the form annexed as Exhibit D hereto, to purchase 83,333 Common Shares, at an exercise price of $0.01 per share, (the “Second Tranche Warrant Shares”, and together with the Initial Commitment Fee Shares, the “Commitment Fee Shares”). on November 15, 2024 (the “Second Tranche Issuance Date”).

(c)	In order to facilitate the disposition of Commitment Fee Shares owned by the Investor pursuant to a Registration Statement filed pursuant to this Agreement, the Company agrees that it shall, at any time when there is an effective Registration Statement registering the resale of Commitment Fee Shares by the Investor in effect, that it shall (if required by the transfer agent) deliver to its transfer agent (with a copy to the Investor) instructions to issue the Commitment Fee Shares to the Investor free of restrictive legends, in each case supported, as needed, by a blanket opinion from legal counsel for the Company covering legend removal pursuant to a sale in accordance with the plan of distribution in the prospectus.

The Commitment Fee Shares shall be subject to a true-up after each issuance pursuant to subsection (b) above whereby the Company shall deliver irrevocable instructions to its transfer agent to electronically transfer to the Investor or its designee(s) additional Common Shares calculated as follows: (i) with respect to the First Tranche, (A) that number of Common Shares having an aggregate dollar value equal to $500,000 based on the lower of (1) the simple average of the three lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the date of effectiveness of the Initial Registration Statement and (2) the closing price on the twentieth (20th) Trading Day after the effectiveness of the Initial Registration Statement,  minus (B) the Initial Commitment Fee Shares previously issued or issuable pursuant to the Warrant, and (ii) with respect to the Second Tranche: (A) that number of Common Shares having an aggregate dollar value equal to $250,000 based on the lower of (1) the simple average of the three (3) lowest daily intraday trade prices over the twenty (20) Trading Days after (and not including) the effectiveness of the Registration Statement on Form S-1 which is next filed after the Second Tranche Issuance Date (the “November 2024 Registration Statement”) and (2) the closing price on the twentieth (20th) Trading Day after the effectiveness of the November 2024 Registration Statement (the “Second Tranche True-Up Date”), minus (B) 83,333 Common Shares.

The Company shall instruct its transfer agent to promptly (but in no event later than one (1) Trading Day) issue to the Company, if applicable, additional Commitment Fee Shares to the Investor promptly (but in no event later than one (1) Trading Day after the end of the pricing periods described in the preceding paragraph to the extent such additional Commitment Fee Shares are issuable pursuant to the terms of this Section 13.04. For the avoidance of any doubt, with respect to the Second Tranche, the Company shall issue any true-up Commitment Fee Shares within one (1) Trading Day after the Second Tranche True-Up Date.”

2. Severability. The provisions of this Amendment are severable and if any part of it is found to be unenforceable the other paragraphs shall remain fully valid and enforceable.

3. No Other Amendments; Confirmation. All other terms of the Agreement shall remain in full force and effect. The Agreement, as amended by this Amendment, constitutes the entire agreement between the parties with respect to the subject matter thereof.

4. Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but both of which together shall constitute one and the same instrument.

5. Governing Law. This Amendment is made and shall be construed and performed under the laws of the State of New York without regard to its choice or conflict of law principles.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 2 to the Agreement to be duly executed as of the day and year first above written.

SAFE AND GREEN DEVELOPMENT CORPORATION

By:	/s/ Nicolai Brune
Name:	Nicolai Brune
Title:	Chief Financial Officer

ARENA BUSINESS SOLUTIONS GLOBAL SPC II, LTD

By:	/s/ Lawrence Cutler
Name:	Lawrence Cutler
Title:	Authorized Signatory

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